SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 14, 2007

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number: 1-7928	94-1381833 (I.R.S. Employer Identification No.)
1000 Alfred Nobel Dr. Hercules, California 94547 (Address of principal executive offices, including zip code) (510) 724-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 14, 2007, Bio-Rad Laboratories, Inc. (the “Company”) appointed Louis Drapeau to its Board of Directors.  He replaces Philip L. Padou who passed away late last year.  Mr. Drapeau will serve as a member of the Board’s audit committee and will stand for election to the Board along with the Company’s other directors at the Company’s annual meeting of stockholders on April 24, 2007.  Mr. Drapeau will be a financial expert on the audit committee. There is no arrangement or understanding pursuant to which Mr. Drapeau was appointed director.

On the same basis as the other non-employee directors of the Company, Mr. Drapeau will be entitled to receive a fee of $2,000 per month plus an additional $100 per board meeting for any meetings in excess of 16 per year.  In addition, Mr. Drapeau will be entitled to receive an additional $625 per month for serving on the audit committee.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibit
Number

Description

99.1

Press Release of Bio-Rad Laboratories, Inc., dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:  February 20, 2007

By:  /s/ Christine A. Tsingos

Christine A. Tsingos

Vice President and Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

BIO-RAD ANNOUNCES THE APPOINTMENT OF NEW BOARD MEMBER

Hercules, CA – February 20, 2007 – Bio-Rad Laboratories, Inc. (AMEX: BIO and BIOb), a multinational manufacturer and distributor of life science research and clinical diagnostics products, announced today that Louis Drapeau has been appointed to its Board of Directors and will serve as a member of the Board’s Audit Committee. He replaces Philip L. Padou who passed away late last year.

Mr. Drapeau will stand for election to the Board along with Bio-Rad’s other directors at the Company’s Annual Meeting on April 24, 2007.

Mr. Drapeau currently serves as Chief Financial Officer and Senior Vice President of Finance at Nektar Therapeutics. Previously, Mr. Drapeau has served in several executive positions including Acting Chief Executive Officer as well as Senior Vice President and Chief Financial Officer at BioMarin Pharmaceutical, Inc., and Audit Partner and Managing Partner of Northern California Audit and Business Consulting at Arthur Andersen. He currently serves on the Board of Directors of Inflazyme Pharmaceuticals Ltd. where he is the Chair of the Board’s Audit Committee. Mr. Drapeau holds a Bachelor of Science degree in Mechanical Engineering and a Master of Business Administration from Stanford University.

About Bio-Rad

Bio-Rad Laboratories, Inc. (AMEX: BIO and BIOb), has remained at the center of scientific discovery for more than 50 years manufacturing and distributing a broad range of products for the life science research and clinical diagnostics markets. The company is renowned worldwide among hospitals, universities, major research institutions as well as biotechnology and pharmaceutical companies for its commitment to quality and customer service. Founded in 1952, Bio-Rad is headquartered in Hercules, California, and serves more than 85,000 research and industry customers worldwide through its global network of operations. The company employs over 5,000 people globally and had revenues of $1.1 billion in 2005. For more information, visit www.bio-rad.com.

Various statements made within this press release may constitute “forward-looking statements” for the purposes of the Securities and Exchange Commission’s “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. The forward-looking statements contained herein involve risks and uncertainties that could cause results to differ materially from the Company’s expectation.

For more information, contact:

Tina Cuccia, Corporate Communications Manager

Bio-Rad Laboratories, Inc.

510-724-7000

tina_cuccia@bio-rad.com